UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

____________________________________

Date of Report (Date of earliest event reported): April 2, 2019

ALGAE RESOURCE HOLDINGS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2019, the Board of Algae Resource Holdings Inc. (the "Company") accepted the resignation of Dr. Chester Chak Yue CHAN ("Dr. Chan") as Chief Executive Officer, President, Chief Financial Officer, Treasurer, and Secretary of the Company and appointed Ms. Sen Cathy CHAN ("Ms. Chan") as Chief Executive Officer, President, and Director of the Company. Dr. Chan will remain as the Director and has indicated that his resignation of other positions was not due to any differences or disagreements with the Company's executive management or Board of Directors.

On the same date that Dr. Chan resigned, the Board appointed Mr. Dev SHRESTHA ("Mr. Shrestha") as the Treasurer, Chief Financial Officer, Director and Secretary of the Company. Additionally, the Board appointed Mr. Cecil Te Hwai HO ("Mr. Ho") as the Director of the Company.

DIRECTOR BIOGRAPHY

Sen Cathy CHAN ("Ms. Chan")

Sen Cathy CHAN ("Ms. Chan"), aged 34, joined the Company as President and Director. She brings over a decade of international executive experience in marketing, logistics, and management. Prior to joining the Company, Ms. Chan was a project manager for one of the ten largest state-owned utility companies in the United States and a leader in the green energy sector. Sen also spent four years at Samsung where she mastered global logistical systems and financial management. Prior to her graduate studies, Ms. Chan had worked for Wen Wei Po as a journalist in the Political Bureau where she established many professional connections that served her well throughout her career.

Throughout Ms. Chan's career, she has worked extensively with decision-makers in both in the private and the public sector and in both the United States and Hong Kong. Ms. Chan's extensive professional network and managerial acumen give her a unique understanding of the competitive environment of our increasingly globalized economy thereby making her well-positioned to rapidly grow the Company.

Ms. Chan holds a Bachelor's Degree from the University of California, Los Angeles and a Master's Degree in Economic Development from Cornell University.

Ms. Chan is not a director or officer of any other United States reporting company. She is the daughter of our previous President and CEO Dr. Chester Chak Yue CHAN.

Mr. Dev SHRESTHA ("Mr. Shrestha")

Mr. Dev SHRESTHA (Mr. Sherstha"), aged 32, joined the Company as Chief Financial Officer in March 2019. Prior to joining the Company, Mr. Shrestha was a hedge fund manager in Wall Street. In this position, Mr. Sherstha guides the controller, treasury, shareholding relations, accounting, tax, and internal audit functions to pursue the company's aggressive growth strategy and meet its clients' and investors' expectations. Mr. Sherstha also handles the stewardship of the Company's human resources. Mr. Sherstha brings close to a decade of extensive experience in hedge fund management and administration. Additionally, he works as a visiting professor and guest lecturer at various colleges.

Mr. Shrestha holds a Bachelor's in finance and a Master's Degree in Economic and Financial Policy from Cornell University in New York, USA.

Mr. Shrestha is not a director or officer of any other United States reporting company. He is the husband of our current President and Director Ms. Sen Cathy CHAN.

Cecil Te Hwai HO ("Mr. Ho")

Mr. Cecil Te Hwai HO ("Mr. Ho"), aged 58, is appointed as the Company Director lately. Mr. Ho brings to the Company nearly 30 years of financial management experience in both public and private companies. Currently, Mr. Ho is the Chief Financial Officer ("CFO") and joint Company Secretary of a Nasdaq listed company Integrated Media Technology Limited (NASDAQ:IMTE). Furthermore, he served as the CFO for Asia Times Holdings Limited, an online news publication in Hong Kong. Prior to that, Mr. Ho held various senior finance positions in public companies listed on the Hong Kong Stock Exchange. In his roles, Mr. Ho excelled in strategy execution, shareholder value creation and risk management.

Mr. Ho is a member of the Hong Kong Institute of Certified Public Accountant and a Chartered Professional Accountant (CA). Mr. Ho holds a Bachelor in Commerce degree from the University of British Columbia in Canada.

All the Directors are not related except the above disclosure of Ms. Chan and Mr. Shrestha.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2019	ALGAE RESOURCE HOLDINGS INC.

By: /s/ Sen Cathy Chan
_________________________________
Name: Sen Cathy Chan
Title: President, Chief Executive Officer and Director